Exhibit 99.1

Cadrenal Therapeutics Announces End-of-Phase 2 Meeting with the FDA and Pivotal Phase 3 Registration Path for CAD-1005 in Heparin-Induced Thrombocytopenia (HIT)

FDA provided critical guidance for the advancement of CAD-1005 to pivotal Phase 3 in HIT

Phase 2 data showed a greater than 25% absolute reduction in thrombotic events when CAD-1005 was added to standard anticoagulant therapy

PONTE VEDRA, FL — April 30, 2026 — Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company developing innovative treatments for life-threatening immune and thrombotic conditions, today announced a major regulatory milestone after successfully completing its End-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration (FDA) and receiving guidance on key elements of the Phase 3 pivotal trial for CAD-1005, the Company’s investigational first-in-class 12-lipoxygenase (12-LOX) inhibitor for heparin-induced thrombocytopenia (HIT).

The meeting with the FDA provided critical guidance on protocol design, study population, dosing, background therapy, exposure, the safety database, and the primary endpoint of new or worsening thrombotic events. After considering FDA feedback on a pivotal registration study, Cadrenal plans to advance directly to a randomized, blinded, placebo-controlled Phase 3 study evaluating CAD-1005 added to the current standard of care for patients with HIT.

“This successful EOP2 meeting marks an important regulatory milestone for Cadrenal and our CAD-1005 program,” said Quang X. Pham, Chairman and Chief Executive Officer of Cadrenal Therapeutics. “Building on our Phase 2 experience with CAD-1005 in HIT and now with FDA guidance for Phase 3, Cadrenal is positioned to pursue a pivotal trial for the first new therapy for HIT in more than two decades.”

Planned Phase 3 HIT Trial Design

Cadrenal’s planned pivotal Phase 3 study - the first randomized, blinded, placebo-controlled registration trial in HIT – will evaluate CAD-1005 in approximately 120 patients across up to 50 clinical centers worldwide and is intended to support a projected NDA submission in 2029. Patients with suspected HIT will be randomized to CAD-1005 or placebo while receiving standard-of-care anticoagulant therapy and treated for up to 14 days during hospitalization. The primary endpoint – centrally adjudicated - is the incidence of new or worsening thrombotic events in patients with Serotonin Release Assay (SRA)-confirmed HIT, with at least one planned interim analysis.

“CAD-1005 is being investigated for the treatment of immune-mediated thrombocytopenia by targeting the underlying pathophysiologic mechanisms that current therapies do not,” said James Ferguson, M.D., Chief Medical Officer of Cadrenal Therapeutics. “Interrupting the vicious cycle of platelet activation in HIT with CAD-1005 could be an important addition to our therapeutic armamentarium for this devastating condition.”

About Heparin-Induced Thrombocytopenia (HIT)

Heparin is the most widely used in-hospital anticoagulant, with more than 12 million patients receiving it in the United States each year. Heparin-induced thrombocytopenia (HIT) is a potentially life-threatening immune-mediated complication of heparin administration that occurs when antibodies to heparin activate platelets, leading to clots throughout the circulatory system, markedly lowering platelet counts, and increasing the risk of bleeding. Complications of HIT include deep vein thrombosis, pulmonary embolism, stroke, myocardial infarction, amputation, and death, with mortality rates for HIT exceeding 20% in some studies. CAD-1005 is the only treatment in clinical development that targets the underlying immune drivers of HIT.

About CAD-1005

CAD-1005 is an investigational therapy under evaluation for the treatment of suspected HIT. CAD-1005 is designed to selectively inhibit 12-LOX, a pathway integral to the primary immune mechanisms that drive HIT. Unlike existing therapies for HIT, which are directed only at preventing thrombotic complications, this approach targets the primary underlying cause of HIT. CAD-1005 has received Orphan Drug Designation (ODD) and Fast Track designation from the U.S. Food and Drug Administration, as well as orphan drug status from the European Medicines Agency.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. (Nasdaq: CVKD) is a late-stage biopharmaceutical company advancing novel therapies for life-threatening immune and thrombotic conditions. Its lead program, CAD-1005, is a first-in-class 12-LOX inhibitor for treating heparin-induced thrombocytopenia (HIT), a deadly immune-mediated thrombotic disorder. CAD-1005 has received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration and orphan drug status from the European Medicines Agency. Second-generation 12-LOX oral therapeutics are also in development for chronic indications.

The Company’s broader pipeline includes tecarfarin, a late-stage oral vitamin K antagonist designed to prevent heart attacks, strokes, and deaths from blood clots in patients requiring chronic anticoagulation, including those with end-stage kidney disease and left ventricular assist devices, and frunexian, a parenteral Factor XIa inhibitor intended for use in acute hospital settings.

For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include, without limitation, statements regarding Cadrenal’s plans to advance to a pivotal Phase 3 in HIT; plans to advance directly to a randomized, blinded, placebo-controlled Phase 3 study evaluating CAD-1005 added to the current standard of care for patients with HIT; Cadrenal being positioned to pursue a pivotal trial for the first new therapy for HIT in more than two decades; the planned pivotal Phase 3 study evaluating CAD-1005 in approximately 120 patients across up to 50 clinical centers worldwide and being intended to support a projected NDA submission in 2029; the protocol design including patients with suspected HIT being randomized to CAD-1005 or placebo while receiving standard-of-care anticoagulant therapy and treated for up to 14 days during hospitalization with the primary endpoint – centrally adjudicated – being the incidence of new or worsening thrombotic events in patients with Serotonin Release Assay (SRA)-confirmed HIT, with at least one planned interim analysis; and interrupting the vicious cycle of platelet activation in HIT with CAD-1005 being an important addition to our therapeutic armamentarium for this devastating condition. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to continue to progress CAD-1005; the ability to successfully plan a pivotal Phase 3 study; the ability to successfully plan and conduct a randomized, blinded, placebo-controlled Phase 3 study evaluating CAD-1005 added to the current standard of care for patients with HIT; the ability of the Company’s planned Phase 3 pivotal trial to support a projected NDA in 2029; the ability to interrupt the vicious cycle of platelet activation in HIT with CAD-1005; the Company’s ability to raise sufficient funding to commence and complete its planned Phase 3 trial, and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com

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